Exhibit 1.1

UNDERWRITING AGREEMENT

between

BIOLINERX LTD.

and

JMP SECURITIES LLC,

as Representative of the Several Underwriters

BIOLINERX LTD.

UNDERWRITING AGREEMENT

March 31, 2017

JMP Securities LLC
600 Montgomery Street

San Francisco, California 94111
As Representative of the several Underwriters
named on Schedule 1 attached hereto

Ladies and Gentlemen:

The undersigned, BioLineRx Ltd., a corporation formed under the laws of the State of Israel (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as hereinafter defined) as being subsidiaries or affiliates of BioLineRx Ltd., the “Company”), hereby confirms its agreement (this “Agreement”) with JMP Securities LLC (hereinafter referred to as “you” (including its correlatives) or the “Representative”) and with the other underwriters named on Schedule 1 hereto for which the Representative is acting as representative (the Representative and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1.             Purchase and Sale of American Depositary Shares.

1.1.          Firm ADSs.

1.1.1.       Nature and Purchase of Firm ADSs.

(i)       On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters, an aggregate of 29,411,765 American depositary shares, each representing one ordinary share, par value NIS0.10 per share (the “Ordinary Shares”), of the Company (the “Firm ADSs”).

(ii)       The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm ADSs set forth opposite their respective names on Schedule 1 attached hereto and made a part hereof at a purchase price of $0.799 per ADS. The Firm ADSs are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1 hereof).

(iii)       The ADSs, which include the Firm ADSs and the Option ADSs (as defined below) will be evidenced by American depositary receipts (“ADRs”) to be issued pursuant to the Deposit Agreement dated as of July 21, 2011 among the Company, the Bank of New York Mellon, as depositary (the “Depositary”), and all holders and beneficial owners from time to time of the ADSs (the “Deposit Agreement”).

1.1.2.       Firm ADSs Payment and Delivery.

(i)       Delivery and payment for the Firm ADSs shall be made at 10:00 a.m., Eastern time, on April 5, 2017 or at such earlier time as shall be agreed upon by the Representative and the Company, at the offices of Dechert LLP, 1095 Avenue of the Americas, New York, New York 10036 (“Representative Counsel”), or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm ADSs is called the “Closing Date.”

(ii)       Payment for the Firm ADSs shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery of the certificates (in form and substance satisfactory to the Underwriters) representing the Firm ADSs.  The Company shall deliver or cause to be delivered such certificates for the Firm ADSs to the Depositary or its designated custodian and the Company shall cause the Depositary to deliver ADRs evidencing the Firm ADSs to the Representative for the account of each Underwriter. Upon delivery, the ADRs evidencing the Ordinary Shares represented by the Firm ADSs, shall be registered in such names and in such denominations as the Representative shall request in writing not less than two full Business Days prior to the Closing Date.  The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York or in Israel.

1.2.          Additional ADS Option.

1.2.1.       Option ADSs.  The Company hereby grants to the Underwriters an option to purchase up to 4,411,764 additional ADSs, representing fifteen percent (15%) of the Firm ADSs sold in the offering, from the Company (the “Additional ADS Option”). Such 4,411,764 additional American depositary shares, the net proceeds of which will be deposited with the Company’s account, are hereinafter referred to as “Option ADSs.” The purchase price to be paid per Option ADS shall be equal to the price per Firm ADS set forth in Section 1.1.1 hereof. The Firm ADSs and the Option ADSs are hereinafter referred to together as the “Public Securities.”  The offering and sale of the Public Securities is hereinafter referred to as the “Offering.”

1.2.2.       Exercise of Option.  The Additional ADS Option granted pursuant to Section 1.2.1 hereof may be exercised at any time and from time to time by the Representative as to all or any part of the Option ADSs within 30 days after the date of this Agreement. The Underwriters shall not be under any obligation to purchase any Option ADSs prior to the exercise of the Additional ADS Option. The Additional ADS Option granted hereby may be exercised by the giving of written notice (which may be provided by email) to the Company from the Representative, setting forth the number of Option ADSs to be purchased and the date and time for delivery of and payment for the Option ADSs (the “Option Closing Date”), which shall not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of Representative Counsel, or at such other place (including remotely by facsimile or other electronic transmission)

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as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option ADSs does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Additional ADS Option with respect to all or any portion of the Option ADSs, subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriters the number of Option ADSs specified in such notice and (ii) each of the Underwriters, acting severally and not jointly, shall purchase that portion of the total number of Option ADSs then being purchased as set forth in Schedule 1 opposite the name of such Underwriter.

1.2.3.       Payment and Delivery.  Payment for the Option ADSs shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery of the certificates (in form and substance satisfactory to the Underwriters) representing the Option ADSs.  The Company shall deliver or cause to be delivered such certificates for the Option ADSs to the Depositary or its designated custodian and the Company shall cause the Depositary to deliver ADRs evidencing the Option ADSs to the Representative for the account of each Underwriter. Upon delivery, the ADRs evidencing the Ordinary Shares represented by the Option ADSs, shall be registered in such names and in such denominations as the Representative shall request in writing not less than two full Business Days prior to the Option Closing Date.

2.             Representations and Warranties of the Company.  The Company represents and warrants to the several Underwriters, as of the Applicable Time (as defined below), as of the Closing Date and as of any Option Closing Date, if any, as follows:

2.1.          Filing of Registration Statement.

2.1.1.       Pursuant to the Securities Act.  The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) a shelf registration statement, and an amendment or amendments thereto, on Form F-3 (File No. 333-205700), including any related prospectus or prospectuses, for the registration of the Public Securities under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement and amendment or amendments have been prepared by the Company in all material respects in conformity with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act (the “Regulations”) and will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Regulations. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement became effective (including the Preliminary Prospectus included in the registration statement, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the effective date thereof pursuant to paragraph (b) of Rule 430A of the Regulations (the “Rule 430A Information”)), or Rule 430B under the Securities Act, is referred to herein as the “Registration Statement.” If the Company files any registration statement pursuant to Rule 462(b) of the 1933 Act Regulations, then after such filing, the term “Registration Statement” shall include such registration statement filed pursuant to Rule 462(b). The Registration Statement was declared effective by the Commission on October 16, 2015.

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Each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “Preliminary Prospectus.” The Preliminary Prospectus, subject to completion, dated March 30, 2017, that was included in the Registration Statement immediately prior to the Applicable Time is hereinafter called the “Pricing Prospectus.” The final prospectus in the form first furnished to the Underwriters for use in the Offering is hereinafter called the “Prospectus.” Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement.

“Applicable Time” means 7.45 a.m., Eastern time, on the date of this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Regulations) relating to the Public Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Public Securities or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule 2-B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Pricing Disclosure Package” means any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time, the Pricing Prospectus and the information included on Schedule 2-A hereto, all considered together.

2.1.2.       Pursuant to the Exchange Act.  The ADSs and the Ordinary Shares represented by the ADSs are registered pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the ADSs or Ordinary Shares under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

2.1.3.       Registration of ADSs.  The Company and the Depositary have prepared and filed with the Commission a registration statement relating to ADSs on Form F-6 (No. 333-175360) and a related prospectus for registration under the Securities Act of ADSs, have filed such amendments thereto and such amended prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may

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hereinafter be required. The registration statement on Form F-6 for registration of ADSs, as amended at the time it became effective (including by the filing of any post-effective amendments thereto), and the prospectus included therein, as then amended are hereinafter called the “ADS Registration Statement.” The Form F-6 was declared effective under the Securities Act on July 21, 2011 and (i) no stop order preventing or suspending the effectiveness of the ADS Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission, (ii) the ADS Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; and (iv) all of the Public Securities are registered pursuant to the ADS Registration Statement.

2.2.       Stock Exchange Listing.  The Company’s American Depositary Shares (“ADSs”) are listed on The Nasdaq Capital Market (the “NasdaqCM”), and the Company has taken no action designed to, or likely to have the effect of, delisting the ADSs from the NasdaqCM, nor has the Company received any notification that the NasdaqCM is contemplating terminating such listing. The Firm ADSs and the Option ADSs are approved for listing on the NasdaqCM, subject only to official notice of issuance.

2.3.       No Stop Orders, etc.  Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

2.4.       Disclosures in Registration Statement.

2.4.1.       Compliance with Securities Act and 10b-5 Representation.

(i)       Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the Regulations. Each Preliminary Prospectus, including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Regulations. Each Preliminary Prospectus delivered to the Underwriters for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)       Neither the Registration Statement nor any amendment thereto, at each time of effectiveness, as of the date of this Agreement, at the Closing Date or at any Option Closing Date (if any), contained, contains or will contain any untrue statement of a material fact

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or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii)       The Pricing Disclosure Package, as of the Applicable Time, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and each Issuer Limited Use Free Writing Prospectus hereto does not conflict with the information contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, and each such Issuer Limited Use Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement, the Pricing Disclosure Package or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the third, twelfth and thirteenth paragraphs in the section titled “Underwriting” in the Prospectus (together, the “Underwriters’ Information”); and

(iv)       Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Date or at any Option Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information.

2.4.2.       Disclosure of Agreements.  The agreements and documents described in the Registration Statement, the Pricing Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Regulations to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound that is material to the Company’s business, has been duly authorized and validly executed by the Company, to the Company’s knowledge, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (v) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (w) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, (x) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, (y) as such enforceability may be limited by an implied covenant of good faith and fair dealing

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and (z) as such enforceability may be limited by the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder except for any such default that would not have a material adverse effect on the business, properties, operations, condition (financial or otherwise) or results of operations of the Company taken as a whole, or in its ability to perform its obligations under this Agreement (a “Material Adverse Effect”). Performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses (each, a “Governmental Entity”), including, without limitation, those relating to environmental laws and regulations except for any such violation that would not have a Material Adverse Effect.

2.5.       Changes After Dates in Registration Statement.

2.5.1.       No Material Adverse Change.  Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise specifically stated therein: (a) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (d) there has not been any material change in the Company’s long-term or short-term debt, and (e) there has not been the occurrence of any Material Adverse Effect.

2.6.       Disclosures in Commission Filings.  Since January 1, 2016, the Company has made all filings with the Commission required under the Exchange Act.

2.7.       Independent Accountants.  To the knowledge of the Company, Kesselman & Kesselman, Certified Public Accountants (Isr.), a member of PricewaterhouseCoopers International Limited, independent registered public accounting firm (the “Auditor”), whose report is filed with the Commission as part of the Registration Statement, is an independent registered public accounting firm as required by the Securities Act and the Regulations and the Public Company Accounting Oversight Board. The Auditor has not, during the periods covered by the financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.8.       Financial Statements, etc.  The financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, including the notes thereto and

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supporting schedules, fairly present the financial position and the results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries (as such term is defined below), on a consolidated basis, at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board, applied on a consistent basis throughout the periods covered thereby; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Each of the Registration Statement, the Pricing Disclosure Package and the Prospectus discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that are reasonably likely to have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses.

2.9.       Authorized Capital; Options, etc.  The Company had, at the date or dates indicated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Pricing Disclosure Package and the Prospectus, on the date hereof and on the Closing Date, there will be no stock options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Ordinary Shares or ADSs or any security convertible or exercisable into Ordinary Shares or ADSs, or any contracts or commitments to issue or sell Ordinary Shares, ADSs or any such options, warrants, rights or convertible securities.

2.10.     Valid Issuance of Securities, etc.

2.10.1.       Outstanding Securities.  All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized Ordinary Shares and the ADSs representing Ordinary Shares conform in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The offers and sales of the outstanding Ordinary Shares and the ADSs representing Ordinary Shares were at all relevant times either registered under the Securities Act and the applicable state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers of such Shares, exempt from such registration requirements.

2.10.2.       Securities Sold Pursuant to this Agreement.  The Public Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; except as set forth in the Registration Statement, the

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Pricing Disclosure Package and the Prospectus the Public Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities has been duly and validly taken. The Public Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.11.     Registration Rights of Third Parties.  Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company.

2.12.     Validity and Binding Effect of Agreements.  This Agreement has been duly and validly authorized by the Company, and, when executed and delivered, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (iv) as such enforceability may be limited by an implied covenant of good faith and fair dealing and (v) as such enforceability may be limited by the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights.

2.13.     No Conflicts, etc.  The execution, delivery and performance by the Company of this Agreement and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Company’s Articles of Incorporation (as the same may be amended or restated from time to time, the “Charter”) or the by-laws of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Entity as of the date hereof (including, without limitation, those promulgated by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or by any foreign, federal, state or local regulatory authority performing functions similar to those performed by the FDA).

2.14.     No Defaults; Violations.  No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument

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evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject, and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder, except for any such default that would not have a Material Adverse Effect on the Company. The Company is not in violation of any term or provision of its Charter or by-laws, or in material violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any Governmental Entity.

2.15.     Corporate Power; Licenses; Consents.

2.15.1.      Conduct of Business.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Prospectus, except where the failure to have any such authorization, approval, order, license, certificate or permit would not have a Material Adverse Effect.

2.15.2.      Transactions Contemplated Herein.  The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Public Securities and the consummation of the transactions and agreements contemplated by this Agreement and as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, except with respect to applicable Israeli securities laws, federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

2.16.     Litigation; Governmental Proceedings.  There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any executive officer or director (in their capacity as such) which is required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or in connection with the listing of the Public Securities on the NasdaqCM and on the Tel Aviv Stock Exchange that has not been disclosed.

2.17.     Good Standing.  The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Israel as of the date hereof, and is duly qualified to do business and is in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify, singularly or in the aggregate, would not have or reasonably be expected to result in a Material Adverse Effect.

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2.18.     Insurance.  The Company carries or is entitled to the benefits of insurance, with reputable insurers, in such amounts and covering such risks which the Company believes are adequate, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

2.19.     Transactions Affecting Disclosure to FINRA.

2.19.1.     Finder’s Fees.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company with respect to the sale of the Public Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA.

2.19.2.     Payments Within Twelve (12) Months.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the date hereof, other than the payment to the Underwriters as provided hereunder in connection with the Offering.

2.19.3.     Use of Proceeds.  None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

2.19.4.     FINRA Affiliation.  There is no (i) officer or director of the Company, (ii) beneficial owner of 5% or more of any class of the Company’s securities or (iii) beneficial owner of the Company’s unregistered equity securities which were acquired during the 180-day period immediately preceding the filing of the Registration Statement that is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

2.20.     Foreign Corrupt Practices Act. None of the Company and its Subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political

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party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Effect or (iii) if not continued in the future, might be reasonably expected to result in a Material Adverse Effect. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.21.     Compliance with OFAC. None of the Company and its Subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.22.     Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

2.23.     Regulatory. All preclinical and clinical studies conducted by or on behalf of the Company that are material to the Company and its Subsidiaries, taken as a whole, are or have been adequately described in the Registration Statement, the Pricing Disclosure Package and the Prospectus in all material respects. The clinical and preclinical studies conducted by or on behalf of the Company and its Subsidiaries that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus were and, if still ongoing, are being conducted in material compliance with all laws and regulations applicable to preclinical and clinical studies from which data will be submitted to support marketing approval. The descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus of the results of such studies are accurate and complete in all material respects and fairly present the data derived from such studies, and the Company has no knowledge of, or reason to believe that, any large well-controlled clinical study the aggregate results of which are inconsistent with or otherwise call into question the results of any clinical study conducted by or on behalf of the Company that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not received any written

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notices or statements from the FDA, the European Medicines Agency (“EMA”) or any other governmental agency or authority imposing, requiring, requesting or suggesting a clinical hold, termination, suspension or material modification for or of any clinical or preclinical studies that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not received any written notices or statements from the FDA, the EMA or any other governmental agency, and otherwise has no knowledge of, or reason to believe that, (i) any investigational new drug application for potential product of the Company is or has been rejected or determined to be non-approvable or conditionally approvable; and (ii) any license, approval, permit or authorization to conduct any clinical trial of any potential product of the Company has been, will be or may be suspended, revoked, modified or limited.

2.24.     Lock-Up Agreements.

2.24.1.      Schedule 3 hereto contains a complete and accurate list of the Company’s officers and directors (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Representative executed Lock-Up Agreements, in the form attached hereto as Exhibit A, prior to the execution of this Agreement.

2.24.2.      The Company, on behalf of itself and any successor entity, has agreed that, without the prior written consent of the Representative, it will not, for a period of 90 days after the date hereof (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company or ADSs; (ii) file or cause to be filed any registration statement with the Commission (other than a registration statement on Form S-8) relating to the offering of any shares of capital stock of the Company, or ADSs or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company or ADSs; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities (including ADSs), in cash or otherwise.

The restrictions contained in this Section 2.24.2 shall not apply to (i) the ADSs to be sold hereunder, (ii) the issuance by the Company of ADSs or Ordinary Shares upon the exercise of any outstanding stock option or warrant, the vesting of any restricted stock units and performance stock units or the conversion of a security outstanding on the date hereof or (iii) the issuance by the Company of stock options, warrants, restricted stock units, performance stock units or shares of capital stock of the Company or ADSs under any equity compensation plan of the Company.

2.25.     Subsidiaries.  All direct and indirect subsidiaries of the Company (“Subsidiaries”) are duly organized and in good standing under the laws of the place of

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organization or incorporation, and each Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the assets, business or operations of the Company taken as a whole. The Company’s ownership and control of each Subsidiary is as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.26.     Board of Directors.  The Board of Directors of the Company is comprised of the persons set forth under the heading of the Pricing Prospectus and the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder (the “Sarbanes-Oxley Act”) applicable to the Company and the listing rules of the Nasdaq Stock Market LLC. At least one member of the Audit Committee of the Board of Directors of the Company qualifies as a “financial expert,” as such term is defined under the Sarbanes-Oxley Act and the listing rules of the Nasdaq Stock Market LLC. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent,” as defined under the listing rules of the Nasdaq Stock Market LLC.

2.27.     Sarbanes-Oxley Compliance.

2.27.1.      Disclosure Controls.  The Company has developed and currently maintains disclosure controls and procedures that comply with Rule 13a-15 or 15d-15 under the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company is made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

2.27.2.      Compliance.  The Company is in material compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act.

2.28.     Accounting Controls. The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined under Rules 13-a15 and 15d-15 under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as

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disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting. Since the date of the latest audited financial statements included in the Disclosure Package and the Prospectus, (a) the Company has not been advised of: (i) any significant deficiencies and/or material weaknesses in the design or operation of the Company’s internal control over financial reporting that could adversely affect or are reasonably likely to adversely affect the ability of the Company and its Subsidiaries to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; and (b) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

2.29.     No Investment Company Status.  The Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be, an “investment company,” as defined in the Investment Company Act of 1940, as amended.

2.30.     No Labor Disputes.  No labor related litigation, and no material labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent.

2.31.     Intellectual Property Rights.  The Company and each of its Subsidiaries owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property Rights”) necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. To the knowledge of the Company, no action or use by the Company or any of its Subsidiaries necessary for the conduct of its business as currently carried on and as described in the Registration Statement and the Prospectus will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 2.31, reasonably be expected to result in a Material Adverse Effect; (C) the Intellectual Property Rights owned by the Company and, to the knowledge of the Company, the Intellectual Property Rights licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is

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unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 2.31, reasonably be expected to result in a Material Adverse Effect; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 2.31, reasonably be expected to result in a Material Adverse Effect; and (E) to the Company’s knowledge, no employee of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. To the Company’s knowledge, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are not described therein. The Registration Statement, the Pricing Disclosure Package and the Prospectus contain in all material respects the same description of the matters set forth in the preceding sentence. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees, or otherwise in violation of the rights of any persons.

2.32.     Taxes.  Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective Subsidiary. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriters, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. The term “taxes” mean all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

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2.33.     ERISA Compliance.  The Company is not subject to the Employee Retirement Income Security Act of 1974, as amended, or the regulations and published interpretations thereunder.

2.34.     Compliance with Laws.  The Company: (A) is and at all times has been in compliance with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (B) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any other governmental authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such governmental authority is considering such action; and (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

2.35.     Ineligible Issuer.  As of the time of filing of the Registration Statement, as of the date of this Agreement and as of the Closing Date or any Option Closing Date, the Company was not, is not, and will not be, an “ineligible issuer” as defined in Rule 405 under the Securities Act.

2.36.     Foreign Private Issuer.  The Company is a “foreign private issuer,” as such term is defined in Rule 405 of the Securities Act.

2.37.     Industry Data.  The statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

2.38.     Subsidiaries.  Subject to any prohibitions or restrictions under any applicable corporate or other similar laws, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s

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capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Registration Statement, the Pricing Prospectus and the Prospectus.

2A.    Representations and Warranties of the Company Relating to Israeli Legal Matters.  The Company represents and warrants to, and agrees with, each of the several Underwriters that:

2A.1     No consent, approval, authorization or order of, or filing, qualification or registration with, any Israeli court or governmental agency or body, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement by the Company, the offer or sale of the Public Securities or the consummation of the transactions contemplated hereby or thereby, other than (A) the obligation to file certain information following the Closing Date with the Investment Center of the Ministry of Industry, Trade and Labor of the State of Israel (the “Investment Center”) and the Office of the Chief Scientist in the Israeli Ministry of Industry, Trade and Labor (the “Chief Scientist”) (B) the filing of certain notices with the Registrar of Companies in the State of Israel regarding the issuance of Public Securities and (C) the requirement to receive the approval of the Tel-Aviv Stock Exchange for the registration of the Ordinary Shares underlying the Public Securities.

2A.2    Subject to conducting the Offering as provided for in the Section titled “Underwriting” in the Preliminary Prospectus, the Company is not required to publish a prospectus in the State of Israel under the laws of the State of Israel with respect to the offer and sale of the Public Securities.

2A.3    Neither the Company nor any of its subsidiaries is (i) in violation of any condition or requirement stipulated (A) by any instruments of approval, granted to it by the Chief Scientist with respect to any research and development grants or benefits given to the Company by the Chief Scientist, or (B) with respect to any instrument of approval granted to it by the Investment Center with respect to grants or benefits given to the Company. The Company has not received any notice denying, revoking or modifying any “approved enterprise” or “benefited enterprise” or “preferred enterprise” status with respect to any of the Company’s facilities or operations or with respect to any grants or benefits from the Chief Scientist or the Investment Center (including, in all such cases, notice of proceedings or investigations related thereto). All information supplied by the Company with respect to the applications or notifications relating to such “approved enterprise” status, “privileged enterprise status” and “preferred enterprise” status and to grants and benefits from the Chief Scientist and/or the Investment Center was true, correct and complete in all material respects when supplied to the appropriate authorities.

2A.4     There are no proceedings that have been instituted in the State of Israel for the dissolution of the Company.

2A.5     Assuming that the Underwriters do not maintain a permanent establishment in the State of Israel, are not otherwise subject to taxation in the State of Israel, or are exempt therefrom, the issuance, delivery and sale to the Underwriters of the Public Securities to be sold

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by the Company hereunder are not subject to any tax imposed by the State of Israel or any political subdivision thereof.

2A.6     Without limiting the generality of the foregoing, the Company and its Subsidiaries are in compliance in all material respects with the labor and employment laws and collective bargaining agreements and extension orders applicable to their employees in the State of Israel.

2A.7     The Company has not engaged in any form of solicitation, advertising or any other action constituting an offer under the Israeli Securities Law 5728-1968, as amended, and the regulations promulgated thereunder (collectively, the “Israeli Securities Law”) in connection with the transactions contemplated hereby which would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel.

2A.8     Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the State of Israel.

2A.9     The Company has duly designated Vcorp Agent Services, Inc. as its authorized agent to receive service of process as set forth in Section 9.6 below.

2A.10    Subject to the conditions, exceptions and qualifications set forth in the Registration Statement, and the Prospectus, a final and conclusive judgment against the Company for a definitive sum of money entered by any court in the United States may be enforced by an Israeli court.

2A.11    For a period of twelve (12) months prior to and including the date of the Closing Date, the Company has not offered or sold any of its securities in Israel, except for the issuance of options or similar securities exercisable under the Company’s equity incentive plans into ADSs or Ordinary Shares, which are exempt from prospectus requirements under the Israeli Securities Law.

2A.12    The Company will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Public Securities in violation of applicable securities laws. In addition, the Company will not engage in any form of solicitation, advertising or any other action which constitutes an offer to the public under the Israeli Securities Law in connection with the transactions contemplated hereby.

2A.13    The Company acknowledges, understands and agrees that Public Securities may be sold in Israel only by the Underwriters and only to such Israeli investors listed in the First Addendum to the Israeli Securities Law (the “Addendum”).

3.       Covenants of the Company.  The Company covenants and agrees as follows:

3.1.       Amendments to Registration Statement.  The Company shall deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or

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Prospectus proposed to be filed after the date hereof and not file any such amendment or supplement to which the Representative shall reasonably object in writing.

3.2.       Federal Securities Laws.

3.2.1.       Compliance.  The Company, subject to Section 3.2.2, shall comply with the requirements of Rule 430A of the Regulations, and will notify the Representative promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed; (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (iv) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the Offering of the Public Securities. The Company shall effect all filings required under Rule 424(b) of the Regulations, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and shall take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company shall use its best efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

3.2.2.       Continued Compliance.  The Company shall comply with the Securities Act and the Regulations so as to permit the completion of the distribution of the Public Securities as contemplated in this Agreement and in the Registration Statement, the Pricing Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172 of the Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Public Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) amend or supplement the Pricing Disclosure Package or the Prospectus in order that the Pricing Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the Regulations, the Company will promptly (A) give the Representative notice of such event; (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the

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Registration Statement, the Pricing Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representative notice of any filings made pursuant to the Exchange Act or the regulations promulgated thereunder within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Date and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

3.2.3.       Free Writing Prospectuses.  The Company agrees that, unless it obtains the prior written consent of the Representative, it shall not make any offer relating to the Public Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative shall be deemed to have consented to each Issuer General Use Free Writing Prospectus hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriters as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

3.3.       Delivery to the Underwriters of Registration Statements.  The Company has delivered or made available or shall deliver or make available to the Representative and counsel for the Representative, without charge, a signed copy (original or image) of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies (originals or images) of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters

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will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.4.       Delivery to the Underwriters of Prospectuses.  The Company has delivered or made available or will deliver or make available to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172 of the Regulations, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.5.       Payment of Expenses

3.5.1.       General Expenses Related to the Offering.  The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Public Securities to be sold in the Offering (including the Option ADSs) with the Commission; (b) all Public Filing System filing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of such Public Securities on the NasdaqCM; (d) fees and expenses of the transfer agent and/or Depositary for the ADSs or the Ordinary Shares represented by such ADSs; (e) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Representative; (f) the costs associated with CD-ROMs of the public offering materials, which the Company or its designee will provide within a reasonable time after the Closing in such quantities as the Representative may reasonably request; (g) the fees and expenses of the Company’s accountants; (h) the fees and expenses incurred by the Representative, including the fees and expenses of its legal counsel, not to exceed $125,000 in the aggregate without the written consent of the Company; (i) the fees and expenses of the Company’s legal counsel and other agents and representatives; (j) all fees, expenses and disbursements relating to the registration, qualification or exemption of any Public Securities or Ordinary Shares represented thereunder under the securities laws of such foreign jurisdictions mutually agreed upon by the Company and the Representative; (k) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary; and (l) “road show” presentations to prospective purchasers of the Public Securities (including any travel expenses of the Company’s officers, directors and employees in connection with attending or hosting meetings, but not including travel expenses for employees of the Underwriters).

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3.6.          Application of Net Proceeds.  The Company shall apply the net proceeds from the Offering received by it in a manner consistent with the application thereof described under the caption “Use of Proceeds” in the Prospectus.

3.7.          Stabilization.  Neither the Company nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representative) has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company whether to facilitate the sale or resale of the Public Securities or otherwise, and the Company shall, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M of the Exchange Act.

3.8.          FINRA.  The Company shall advise the Representative if it is or becomes aware that (i) any officer or director of the Company, (ii) any beneficial owner of 5% or more of any class of the Company’s securities or (iii) any beneficial owner of the Company’s unregistered equity securities which were acquired during the 180 days immediately preceding the filing of the Registration Statement is or becomes an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

3.9.          Listing.  The Company shall use its commercially reasonable efforts to maintain the listing of the ADSs (including the Public Securities) on the NasdaqCM.

4.           Conditions of Underwriters’ Obligations.  The obligations of the Underwriters to purchase and pay for the Public Securities, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder; and (iv) the following conditions:

4.1.	Regulatory Matters.

4.1.1.          Effectiveness of Registration Statement; Rule 430A Information.  If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, or any amendment thereof, nor suspending or preventing the use of the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission or an Underwriter for additional information (to be included in the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Representative’s satisfaction. The

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Company has not distributed any prospectus or other offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package.

4.1.2.          FINRA Clearance.  By the date hereof, the Representative shall have received a conditional non-objection letter from FINRA as to the amount of compensation allowable to FINRA members in connection with the Registration Statement.

4.1.3.          Listing.  The Public Securities shall be qualified for listing on the NASDAQ Capital Market.

4.2.	Company Counsel Matters.

4.2.1.          Opinion of U.S. Counsel.  Morrison & Foerster LLP, U.S. counsel to the Company, shall have furnished to the Representative (i) such counsel’s written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), and (ii) a written statement providing certain “10b-5” negative assurances, addressed to the Underwriters and dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), each in a form satisfactory to the Representative and Representative Counsel.

4.2.2.          Opinion of Israeli Counsel.  Yigal Arnon & Co., Israeli counsel to the Company, shall have furnished to the Representative such counsel’s written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), in a form satisfactory to the Representative and Representative Counsel.

4.2.3.          Opinion of Representative Counsel.  The Representative shall have received from Dechert LLP, U.S. counsel for the Underwriters, such counsel’s written opinion and a negative assurances statement, dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), addressed to the Underwriters, and the Company shall have furnished to such counsel such documents as they request to enable them to pass upon such matters.

4.2.4.          Opinion of Depositary Counsel.  The Underwriters shall have received an opinion, dated the Closing Date and, with respect to the Option ADSs, the applicable Option Closing Date, satisfactory in form and substance to the Representative and counsel for the Underwriters, of Emmet, Marvin & Martin, LLP, counsel for the Depositary, addressed to the addressed to the Representative on behalf of itself and the several Underwriters.

4.2.5.          Reliance. In rendering such opinions, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representative) of other counsel reasonably acceptable to the Representative, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers

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of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Representative Counsel if requested.

4.3.	Comfort Letters.

4.3.1.          Cold Comfort Letter.  At the time this Agreement is executed you shall have received from the Auditor a cold comfort letter containing statements and information of the type customarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, addressed to the Representative and in form and substance satisfactory in all respects to you and to the Auditor, dated as of the date of this Agreement.

4.3.2.          Bring-down Comfort Letter.  At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received from the Auditor a letter, dated as of the Closing Date or the Option Closing Date, as applicable, to the effect that the Auditor reaffirms the statements made in the letter furnished pursuant to Section 4.3.1, except that the specified date referred to shall be a date not more than three (3) business days prior to the Closing Date or the Option Closing Date, as applicable.

4.4.	Officers’ Certificates.

4.4.1.          Officers’ Certificate.  The Company shall have furnished to the Representative a certificate, dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), of its Chief Executive Officer and its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statement, the Pricing Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, as of the Applicable Time and as of the date of this Agreement and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date) did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), any Issuer Free Writing Prospectus as of its date and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the effective date of the Registration Statement, no event has occurred that was required to have been included in or incorporated by reference into a supplement or amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus that has not been so included or incorporated, (iii) to the best of their knowledge after reasonable investigation, as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part

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to be performed or satisfied hereunder at or prior to the Closing Date (or any Option Closing Date if such date is other than the Closing Date), and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect, except as set forth in the Prospectus.

4.4.2.          Secretary’s Certificate.  At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying: (i) that each of the Charter and Bylaws is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5.          No Material Changes.  Prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding could reasonably be expected to have a Material Adverse Effect, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Regulations and shall conform in all material respects to the requirements of the Securities Act and the Regulations, and neither the Registration Statement, the Pricing Disclosure Package nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, (with respect to the Pricing Disclosure Package and the Prospectus, in light of the circumstances under which they were made), not misleading.

4.6.          Deposit Agreement.  The Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Ordinary Shares and the issuance of the Public Securities in accordance with the Deposit Agreement.

4.7.          Depositary Certificate.  The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representative of one of its authorized officers evidencing the deposit with the custodian of the Ordinary Shares against issuance of the Public Securities, the execution, issuance, countersignature (if applicable) and

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delivery of the Public Securities pursuant to the Deposit Agreement and such other matters related thereto as the Representative reasonably requests.

4.8.          Delivery of Agreements before Signing.  On the date hereof, the Company shall have delivered to the Representative executed copies of this Agreement and the Lock-Up Agreements from each of the persons listed in Schedule 3 hereto.

4.9.          Additional Documents.  At the Closing Date and at each Option Closing Date (if any) Representative Counsel shall have been furnished with such documents and certificates as they may reasonably request. Such additional documents shall include a certificate evidencing the good standing of the Company and any of the Subsidiaries.

5.	Indemnification.

5.1.1.          Indemnification of Underwriter. The Company agrees to indemnify, defend and hold harmless each Underwriter, its affiliates, directors and officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such Underwriter or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) an untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement or the Prospectus), any Issuer Free Writing Prospectus or in any other materials used in connection with the offering of the Public Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) in whole or in part, any material breach in the representations and warranties of the Company contained herein, or (iv) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon the Underwriter’s Information.

5.1.2.          Indemnification of Company.  Each Underwriter, severally and not jointly, will indemnify, defend and hold harmless the Company, its affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15

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of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter’s Information, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with defending against any such loss, claim, damage, liability or action.

5.1.3.          Procedure.  Promptly after receipt by an indemnified party under Sections 5.1.1 and 5.1.2 above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under Sections 5.1.1 and 5.1.2, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred. The indemnifying party under this Section 5 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or

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judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

5.1.4.          Contribution.  If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under Section 5.1.1 or 5.1.2 above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering and sale of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and each Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 5.1.4 were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 5.1.4. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 5.1.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this Section 5.1.4. Notwithstanding the provisions of this Section 5.1.4, no Underwriter shall be required to contribute any amount in excess of the amount of such Underwriter’s commissions actually received by such Underwriter pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 5 are several in proportion to their respective underwriting obligations and not joint.

5.1.5.          Liability.  The obligations of the Company under this Section 5 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who

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controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the several obligations of each Underwriter under this Section 5 shall be in addition to any liability that such Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company, and its officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

6.	Default by an Underwriter.

6.1.          Default Not Exceeding 10% of Firm ADSs or Option ADSs. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm ADSs or the Option ADSs, if the Additional ADS Option is exercised hereunder, and if the number of the Firm ADSs or Option ADSs with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm ADSs or Option ADSs that all Underwriters have agreed to purchase hereunder, then such Firm ADSs or Option ADSs to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2.          Default Exceeding 10% of Firm ADSs or Option ADSs. In the event that the default addressed in Section 6.1 relates to more than 10% of the Firm ADSs or Option ADSs, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm ADSs or Option ADSs to which such default relates on the terms contained herein. If, within two (2) Business Days after such default relating to more than 10% of the Firm ADSs or Option ADSs, you do not arrange for the purchase of such Firm ADSs or Option ADSs, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to you to purchase said Firm ADSs or Option ADSs on such terms. In the event that neither you nor the Company arrange for the purchase of the Firm ADSs or Option ADSs to which a default relates as provided in this Section 6, this Agreement will automatically be terminated by you or the Company without liability on the part of the Company (except as provided in Sections 3.9 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option ADSs, this Agreement will not terminate as to the Firm ADSs; and provided, further, that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and to the Company for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 6.2 shall be without liability on the part of any non-defaulting Underwriters or the Company.

6.3.          Postponement of Closing Date.  In the event that the Firm ADSs or Option ADSs to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Pricing Disclosure Package or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus that in the opinion of counsel for the Underwriter may thereby be made necessary.  The term

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“Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such ADSs.

7.	Additional Covenants.

7.1.          Investment Limitation.  The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Public Securities in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act of 1940, as amended.

8.	Effective Date of this Agreement and Termination Thereof.

8.1.          Effective Date.  This Agreement shall become effective when both the Company and the Representative have executed the same and delivered counterparts of such signatures to the other party.

8.2.          Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the several Underwriters and the Company contained in Section 3.5.1 and Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the several Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Public Securities to and by the Underwriters hereunder.

8.3.          Termination.  The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representative, impracticable to market the Public Securities or enforce contracts for the sale of the Public Securities; (ii) if trading in the Company’s ADSs shall have been suspended by the Commission or the NASDAQ Capital Market or if trading on the New York Stock Exchange or the Nasdaq Stock Market LLC shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction; (iii) if the United States shall have become involved in a new war or an increase in major hostilities; (iv) if a general banking moratorium has been declared by a New York State or federal authority or Israeli authorities; (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Firm ADSs or Option ADSs; (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder; or (viii) if the Representative

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shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Public Securities or to enforce contracts made by the Underwriters for the sale of the Public Securities.

8.4.          Expenses.  Notwithstanding anything to the contrary in this Agreement, except in the case of a default by the Underwriters, pursuant to Section 6.2 above, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriters their actual and accountable out-of-pocket expenses related to the transactions contemplated herein then due and payable and upon demand the Company shall pay the full amount thereof to the Representative on behalf of the Underwriters.

8.5.          Indemnification.  Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall remain in full force and effect and shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

9.	Miscellaneous.

9.1.          Notices.  All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two (2) days after such mailing.

If to the Representative:

JMP Securities LLC

600 Montgomery Street

San Francisco, California 94111

Attention: Equity Capital Markets

Fax #: 415-263-1336

with a copy (which shall not constitute notice) to:

Dechert LLP

1095 Avenue of the Americas

New York, NY 10036

Attention: David S. Rosenthal

Fax #: 212-698-0416

If to the Company:

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BioLineRx Ltd.

19 Hartum Street

P.O. Box 45158

Jerusalem 91450, Israel

Attention: Philip Serlin

Fax No: 972-2-548-9101

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP

250 West 55th Street
New York, NY 10019

Attention: Anna T. Pinedo
Fax No: 212-468-7900

9.2.          Headings.  The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.3.          Amendments.  This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.4.          Entire Agreement.  This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.5.          Binding Effect.  This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the Controlling Persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

9.6.          Governing Law; Agent of Service; Consent to Jurisdiction; Trial by Jury.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. By the execution and delivery of this Agreement, the Company hereby irrevocably designates and appoints Vcorp Services, LLC, 25 Robert Pitt Drive, Suite 204, Monsey, New York 10952 as its authorized agent upon whom process may be served in any suit, proceeding or other action against it instituted by any Underwriter or by any person controlling an Underwriter as to which such Underwriter or any such controlling person is a party and based upon this Agreement, or in any other action against the Company in the New York Supreme Court, County of New York and the United States District Court for the Southern District of New York, arising out of the offering

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made by the Prospectus or any purchase or sale of Public Securities in connection therewith. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

9.7.          Execution in Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

9.8.          Waiver, etc.  The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.9.          Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

9.10.         Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) each Underwriter has been retained solely to act as underwriter in connection with the sale of the Public Securities and that no fiduciary, advisory or agency relationship between the Company and any Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any Underwriter has advised or is

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advising the Company on other matters; (b) the price and other terms of the Public Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that each Underwriter and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that no Underwriter has any obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that each Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of such Underwriter, and not on behalf of the Company.

[Signature Page Follows]

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If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

BIOLINERX LTD.

By:	/s/ Philip A. Serlin
Name: Philip A. Serlin
Title: Chief Executive Officer

Confirmed as of the date first written above mentioned, on behalf of itself and as Representative of the several Underwriters named on Schedule 1 hereto:

JMP SECURITIES LLC

By:	/s/ Andrew Mertz
Name: Andrew Mertz
Title: Managing Director

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SCHEDULE 1

Underwriter	Total Number of Firm ADSs to be Purchased	Number of Additional ADSs to be Purchased if the Additional ADS Option is Fully Exercised
JMP Securities LLC	20,588,236	3,088,235
H.C. Wainwright & Co., LLC	7,352,941	1,102,941
Maxim Group LLC	1,470,588	220,588

TOTAL	29,411,765	4,411,764

SCHEDULE 2-A

Pricing Information

Number of Firm ADSs: 29,411,765

Number of Option ADSs: 4,411,764

Public Offering Price per ADS:  $0.85

Underwriting Discount per ADS:  $0.051

Proceeds to Company per ADS (before expenses): $0.799

SCHEDULE 2-B

Issuer General Use Free Writing Prospectuses

None.

SCHEDULE 3

List of Lock-Up Parties

Philip Serlin

Mali Zeevi

David Malek

Ella Sorani, Ph.D.

Abi Vaintstein-Haras, M.D.

Aharon Schwartz, Ph.D.

Michael J. Anghel, Ph.D.

Nurit Benjamini

B.J. Bormann, Ph.D.

Raphael Hofstein, Ph.D.

Avraham Molcho, M.D.

Dr. Sandra Panem, Ph.D.

EXHIBIT A

Lock-Up Agreement

March __, 2017

JMP Securities LLC

600 Montgomery Street

San Francisco, California 94111

As Representative of the Several Underwriters

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into between BioLineRx Ltd., an Israeli corporation (the “Company”) and JMP Securities LLC, as representative (the “Representative”) of the underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters,” or each, an “Underwriter”), with respect to the proposed public offering of securities of the Company (the “Offering”), including American Depositary Shares (“ADSs”), each representing ten ordinary shares, par value NIS0.01 per share (the “Ordinary Shares”), of the Company (the “Offering”). Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Underwriting Agreement.

In order to induce the Underwriters to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the final prospectus supplement relating to the Offering, the undersigned will not, without the prior written consent of the Representative, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any ADSs or Ordinary Shares or any other securities of the Company that are substantially similar to ADSs or Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ADSs or Ordinary Shares or any other securities of the Company that are substantially similar to ADSs or Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of ADSs, Ordinary Shares or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).

The foregoing paragraph shall not apply to (a) the registration of the offer and sale of ADSs as contemplated by the Underwriting Agreement and the sale of the ADSs to the several Underwriters in the Offering, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Representative to be bound by the terms of this Lock-Up Agreement, (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Representative to be bound by the terms of this Lock-Up Agreement, (d) transfers of ADSs or Ordinary Shares or securities convertible into ADSs or Ordinary Shares on death by will or intestacy or (e) sales or transfers of ADSs or Ordinary Shares solely in connection with the “cashless” exercise of Company stock options outstanding on the date hereof for the purpose of exercising such stock options (provided that any remaining ADSs or Ordinary Shares received upon such exercise will be subject to the restrictions provided for in this Lock-Up Agreement).  For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of ADSs or Ordinary Shares in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of the Representative, make any demand for, or exercise any right with respect to, the registration of ADSs or Ordinary Shares or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares, or warrants or other rights to purchase ADSs or Ordinary Shares or any such securities.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of shares of the ADSs.

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the closing of the Offering does not occur prior to ninety (90) days from the date of this Lock-Up Agreement or (iii) for any reason the Underwriting Agreement shall be terminated prior to the Closing Date, this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

[signature page follows]

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Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

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